UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

Financial Results.

On June 28, 2006, 3Com Corporation (the “Company”) issued a press release regarding its financial results for its fiscal quarter and year ended June 2, 2006.  The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures.

The attached press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under generally accepted accounting principles in the United States (“GAAP”).

Non-GAAP Operating Loss Measure. The Company uses a non-GAAP operating loss measure in its public statements. Management believes this non-GAAP measure helps indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses this non-GAAP measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a higher degree of transparency for certain expenses (particularly when a specific charge impacts multiple line items);

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP operating loss measure used by the Company is defined to exclude the following charges and benefits: restructuring, amortization, in-process research and development and special items that management believes are unusual and outside of the Company’s on-going operations, such as, for the periods presented in the press release, executive transition and impairment. In future periods when FAS 123(R) is adopted by the Company, the Company would expect to also exclude the resulting stock-based compensation expense. Management believes the costs related to restructuring activities are not indicative of the Company’s normal operating costs. The restructuring charge consists primarily of severance expense and facility closure costs. Management also believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Also, amortization is a non-

cash charge for the current period. In addition, the Company has non-recurring in-process research and development expenses which are non-cash and related to acquisitions as opposed to the Company’s core operations. Executive transition costs and impairment charges are excluded because these activities generally do not occur to a material extent each quarter and therefore may not allow a meaningful comparison period-to-period of on-going operations. Executive transition expenses relate to the severance costs for the Company’s outgoing CEO and the hiring of its new CEO. Similar costs have not occurred for CEO transition for over five years. The impairment charge, which relates to the write-off of a software license for which no alternative use is available, is a non-recurring expense and is non-cash for the current period.

Non-GAAP H-3C Segment Measures. The Company determined to commence segment reporting for this fiscal reporting period. Because only two months of results for its H-3C joint venture (Huawei-3Com) are consolidated into the Company’s fiscal fourth quarter of 2006, there is a lack of full information about the full quarterly results of H-3C. Management believes discussion of the new “H-3C” segment is more meaningful when presented as H-3C’s full quarterly results. Accordingly, the Company is using several non-GAAP H-3C segment measures, which adjust the GAAP-reported H-3C segment measure (February and March of 2006) by adding H-3C’s results for its unconsolidated month of January 2006. Management believes these measures are useful to investors because they show the full quarterly results of H-3C and truly represent the information presented to the chief operating decision maker of the Company for the full quarter. In future periods, all three months of H-3C’s results will be consolidated with those of the Company.

Non-GAAP Pro Forma Consolidated Measures. The Company is required by GAAP to disclose, in its Form 10-K for the year ended June 2, 2006, pro forma consolidated revenue, net loss and net loss per share measures (as if its China joint venture, known as H-3C, had been consolidated from the beginning of the relevant period). The Company will also provide pro forma consolidated measures for periods not required by GAAP to be included in the Form 10-K. These additional measures are considered non-GAAP financial measures when presented on a pro forma basis. The Company believes these non-GAAP financial measures are meaningful to investors because, as previously disclosed, the Company has determined it is appropriate to consolidate H-3C’s results. Further, it is useful for comparative purposes to show additional periods on a pro forma basis. Management believes investors will have a better understanding of the Company’s consolidated results in future periods if they are provided with pro forma consolidated results for the prior periods. Accordingly, the Company’s future results will consolidate H-3C as described more fully in the press release. These measures therefore provide additional relevant information to investors about the Company’s consolidated operations. The non-GAAP measures, however, should not be considered indicative of the Company’s future consolidated performance.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating loss, net loss and loss per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the Company’s efforts to achieve profitability and realign its cost structure to better reflect its recent performance, on June 28, 2006 the Company committed to a restructuring plan consisting of facilities closures and a reduction in workforce. The plan includes the closure of 21 of 60 existing Company sites around the world and a reduction in force of approximately 250 full-time employees in its Secure, Converged Networking (SCN) business segment (which represents approximately 15% of that segment’s full-time employee base as of the end of the June 2, 2006 period). (Commencing with the fourth quarter of fiscal 2006, the Company elected to begin segment reporting of its results, consisting of the SCN and H-3C business segments. The Company’s segment reporting is further described in the press release attached as Exhibit 99.1 to this Form 8-K.) The Company expects to be substantially complete with these actions by December 31, 2006. The Company currently estimates the total restructuring charges associated with these actions to be in the range of approximately

$10 million to $13 million, of which between $9 million to $12 million is expected to be cash charges primarily related to severance payments and approximately $1 million is expected to be cash charges related to facilities closures and consolidation (such as lease termination payments). The information set forth above includes separate actions taken prior to June 28, 2006 at the Company’s Santa Clara, CA facilities.

A copy of the June 28, 2006 press release related to the foregoing actions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our goal to reach profitability and reduce costs, the timing of our facility closure and headcount reductions, expected completion date and expected charges. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to timely complete the restructuring activities; our return to profitability in light of significant historical net losses; our ability to compensate for lower sales or cash outlays with cost reductions sufficient to generate positive net income or cash flow; the consequences of expense reduction; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended June 3, 2005. 3Com Corporation assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the announcements described herein.

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Text of Press Release, dated June 28, 2006, titled “3Com Reports Fourth Quarter and Annual Fiscal Year 2006 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: June 28, 2006	By:	/S/ DONALD M. HALSTED, III
Donald M. Halsted, III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated June 28, 2006, titled “3Com Reports Fourth Quarter and Annual Fiscal Year 2006 Results.”